UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported):  May 5, 2010

Spongetech Delivery Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53791	54-2077231
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 West 33rd Street, Suite 518	10001
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Spongetech Delivery Systems, Inc.
(the “Company”)

May 5, 2010

Item 8.01.Other Events.

On May 5, 2010, the United States Attorney's Office for the Eastern District of New York filed a criminal complaint (the "Criminal Complaint") against the Company's Chief Executive Officer, Michael Metter, and its Chief Operating Officer and Chief Financial Officer, Steven Moskowitz, charging them with one count of conspiracy, under Title 18, United States Code, Section 371, to commit securities fraud and obstruction of justice.  The Criminal Complaint was filed in the United States District Court for the Eastern District of New York.  The allegations in the Criminal Complaint arise from public statements allegedly made by Messrs. Metter and Moskowitz concerning the nature and extent of the Company's sales.  Both men were arrested on this charge on May 5 and released on bail the same day.  Also on May 5, 2010, the U.S. Securities and Exchange Commission filed a civil complaint (the "SEC Complaint") in the United States District Court for the Eastern District of New York naming the Company and Messrs. Metter and Moskowitz, among others, as defendants.  The SEC Complaint mirrors the Criminal Complaint and asserts various claims arising under the federal securities laws.  The Company and its officers deny the charges asserted against them and intend to fully defend themselves.  The Company remains in business and continues normal business operations during the pendency of these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: May 13, 2010	By: /s/ Michael Metter
Michael Metter
Chief Executive Officer